UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

  Date of report (Date of earliest event reported): December 13, 2005
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                                                    (December 9, 2005)
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                                 GAMESTOP CORP.
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             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

      1-32637                                            20-2733559
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(Commission File Number)                     (IRS Employer Identification No.)

   625 Westport Parkway, Grapevine, Texas                         76051
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  (Address of Principal Executive Offices)                      (Zip Code)

                                 (817) 424-2000
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               Registrant's Telephone Number, Including Area Code


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         (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

     On December 9, 2005, GameStop Corp. (the "Company") entered into an employment agreement ("Employment Agreement") with Steven R. Morgan in connection with his appointment as President of the Company.

     The employment term of the Employment Agreement commences on December 9, 2005 (the "Effective Date") and continues for a period of approximately two years thereafter, with automatic annual renewals thereafter unless either party gives notice of non-renewal at least six months prior to automatic renewal. Mr. Morgan's minimum annual salary during the term of his employment under the Employment Agreement shall be no less than $450,000.

     The Employment Agreement also provides for annual bonus compensation for each year commencing with the fiscal year beginning on January 29, 2006, based on the formula and targets established under and in accordance with the Company's Supplemental Compensation Plan. Mr. Morgan's target annual bonus shall not be less than 50% of his base salary. The Employment Agreement also provides that within three months following the Effective Date, Mr. Morgan will receive a stock option grant of 120,000 shares of the Company's Class A common stock at an exercise price equal to the fair market value on the grant date. Such options will vest in three equal annual installments beginning on the first anniversary of the grant date and expire on or about the tenth anniversary of the grant date.

     The Employment Agreement includes a severance arrangement which provides Mr. Morgan with the greater of his base salary otherwise payable through the term of the Employment Agreement or his base salary for one year, bonus and benefit costs if his employment is terminated by the Company without cause, as defined, or by him for good reason, as defined, within two years following a change in control, as defined.

     The above summary is qualified in its entirety by reference to the Employment Agreement, a copy of which is included as Exhibit 10.1 of this Form 8-K.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     As set forth above, Steven R. Morgan, 56, was appointed as President of the Company. The information provided above in response to Item 1.01 is hereby incorporated by reference into this Item 5.02.

     Mr. Morgan joined the Company upon completion of the business combination with Electronics Boutique Holdings Corp. ("EB") on October 8, 2005 in his position as Senior Vice President, President of Stores - North America and President of The Electronics Boutique Canada Inc. He had served in that capacity since April 2002. Prior thereto, Mr. Morgan served as Senior Vice President of Stores of The Electronics Boutique, Inc. and Canadian Operations from June 2001 to April 2002. Mr. Morgan served as Senior Vice President of Stores of EB from January 2001 to June 2001. From May 1998 to January 2001, Mr. Morgan served as President and Chief Executive Officer of Millennium Futures, Inc., a commodity trading company. From

                                       2

July 1996 to May 1998, he served as Senior Vice President, Director of Stores at Filene's Department Stores. From May 1988 to July 1996, he served as Regional Vice President at Filene's Department Stores.

Item 9.01   Financial Statements and Exhibits.

     (c)  Exhibits

          10.1 Executive Employment Agreement, dated as of December 9, 2005, between GameStop Corp. and Steven R. Morgan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  GAMESTOP CORP.


Date:  December 13, 2005          By: /s/ David W. Carlson
                                      -----------------------------------
                                      David W. Carlson
                                      Executive Vice President and
                                        Chief Financial Officer

                                 EXHIBIT INDEX
Exnibit    Description
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10.1       Executive Employment Agreement, dated as of December 9, 2005, between
           GameStop Corp. and Steven R. Morgan.